UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

February 10, 2009

SINOHUB, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52746	87-0438200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6/F, Building 51, Road 5, Qiongyu Road, Technology Park Nanshan District Shenzhen, China	518057
(Address of Principal Executive Offices)	(Zip Code)

86 755 26012223
Registrant's Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Wang Zan, a Director of SinoHub, Inc. (the “Company”), resigned as a Director of the Company for personal reasons effective February 10, 2009.  Mr. Zan’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On February 12, 2009, following the adoption of the amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”) described  in item 5.03 below, the Board of Directors of the Company (the “Board”) voted to fix the size of the Board at 7 members and elected Dr. Richard L. King, Robert S. Torino and Afshin Yazdian as Directors of the Company, effective immediately.  On February 12, 2009, the Company issued the press release attached hereto as Exhibit 99.1 that is incorporated herein by reference.

The Company anticipates that Mr. Torino will head and Mr. Yazdian will serve as a member of the Company’s Audit Committee when and if the Board forms such a committee.

In connection with their appointment to the Board, Dr. King, Mr. Torino and Mr. Yazdian shall be entitled to cash and equity compensation.  Dr. King, Mr. Torino and Mr. Yazdian will receive $1,000 for each meeting attended, and, subject to Board approval, an award of a nonqualified stock option to purchase an amount of shares of the Company’s common stock that will produce a value of $100,000 under the Black-Scholes pricing model.  Each stock option award will vest as to 5% of the shares subject to such option at the end of each quarter following the date of grant, provided the Director continues to serve as a Director of the Company.  In addition to this base compensation, as chairman of the Audit Committee, when and if formed, Mr. Torino will receive $3,500 for each Audit Committee meeting attended, and, subject to Board approval, an award of a nonqualified stock option to purchase an amount of shares of the Company’s common stock that will produce a value of $100,000 under the Black-Scholes pricing model. and as a member of the Audit Committee, Mr. Yazdian will receive $3,000 for each Audit Committee meeting attended, and, subject to Board approval, an award of a nonqualified stock option to purchase an amount of shares of the Company’s common stock that will produce a value of $80,000 under the Black-Scholes pricing model.  Each stock option award for service on the Audit Committee will vest as to 5% of the shares subject to such option at the end of each quarter following the date of grant, provided the Director continues to serve as a member of the Audit Committee.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 12, 2009 and effective on that day, the Board amended the following sections of the Bylaws of the registrant as described below.

The February 12, 2009 amendments to the Bylaws include:

General:

(1) Changes all references to “Liberty Alliance, Inc.,” the former name of the Company, to references to “SinoHub, Inc.”

Office:

(2) Changes the principal office of the Company to 6/F, Building 51, Road 5, Qiongyn Blvd., Technology Park, Nanshan District, Shenzhen, People’s Republic of China 518057.

Board of Directors:

(3) Article III, §3.2 – Deletes provision setting the size of the Board at between 1 and 9 members; adds a provision expressly providing that the Directors may fix the size of the Board; deletes the provision requiring a classified or “staggered” Board.

(4) Article III, §3.6 – Deletes provisions related to a classified or “staggered” Board.

The amendment to the Bylaws, effective as of February 12, 2009, is attached hereto as Exhibit 3.1.  Reference is made to such Exhibit 3.1 for the definitive and complete text of the amendment.

Item 8.01 Other Events.

On February 12, 2009, the Company issued the press release attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amendment No. 1 to Amended and Restated Bylaws of SinoHub, Inc.
99.1	Press Release of SinoHub, Inc. dated February 12, 2009

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

SINOHUB, INC.

Date: February 12, 2009	By:	/s/ Henry T. Cochran
Henry T. Cochran
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

3.1	Amendment No. 1 to Amended and Restated Bylaws of SinoHub, Inc.
99.1	Press Release of SinoHub, Inc. dated February 12, 2009